  As filed with the Securities and Exchange Commission on September 8, 1995

                                              Registration No. ________________
_______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   _______

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933
                                   _______

                          THE LAMSON & SESSIONS CO.
            (Exact name of registrant as specified in its charter)
                                   _______

             OHIO                                    34-0349210
  (State or other jurisdiction          (I.R.S. Employer Identification No.)
of incorporation or organization)

            25701 Science Park Drive, Cleveland, Ohio  44122-9803
         (Address of principal executive offices including zip code)

                   NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                           (Full Title of the Plan)

      James J. Abel, Executive Vice President, Secretary, Treasurer and
                           Chief Financial Officer
                          The Lamson & Sessions Co.
            25701 Science Park Drive, Cleveland, Ohio  44122-9803
                   (Name and address of agent for service)
                                   _______

                                (216) 464-3400
        (Telephone number, including area code, of agent for service)
                                   _______

                       CALCULATION OF REGISTRATION FEE

==================================================================================================================
  Title of                                        Proposed maxi-          Proposed maxi-          Amount of
  securities to           Amount to be            mum offering            mum aggregate           registration
  be registered           registered(1)           price per share(2)      offering price(2)       fee
__________________________________________________________________________________________________________________
  Common Shares           60,000                  $6.88                   $412,800.00             $142.34
  (without par value)
__________________________________________________________________________________________________________________

(1)  Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the antidilution provisions of the
Nonemployee Directors Stock Option Plan.

                              Page 1 of 14 Pages

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h) under the Securities Act, on the basis of the average of the high and low prices of such securities on the New York Stock Exchange on September 5, 1995.





                        Exhibit Index Appears on Page 7





                              Page 2 of 14 Pages

                                    Part II

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

        The following documents previously filed by The Lamson & Sessions Co. (the "Registrant") with the Securities and Exchange Commission are incorporated herein by reference: the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; the Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 1, 1995 and July 1, 1995; and the description of the Common Shares contained in the Form 10 Registration Statement, File No. 1-313, and all amendments and reports filed for the purpose of updating that description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.


Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        Article  IV of the Registrant's Amended Code of Regulations.

        Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to the indemnification of directors and officers of an Ohio corporation.

        The Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions. The Registrant also maintains fiduciary liability insurance on behalf of any person involved in the management or administration of any employee benefit plan maintained by the Registrant.

        Pursuant to the approval of the Board of Directors on September 22, 1994 and of its shareholders on April 28, 1995, the Registrant has entered into Indemnification Agreements with (a) each Director of the Registrant and (b) each executive officer of the Registrant as discussed in the Registrant's Proxy Statement dated March 15, 1995 for its annual meeting held on April 28, 1995 (which discussion is incorporated herein by reference).


Item 8. Exhibits
        --------

        4       Nonemployee Directors Stock Option Plan.

        5       Opinion and Consent of Jones, Day, Reavis & Pogue.

        23(a)   Consent of Ernst & Young LLP, Independent Auditors.

        23(b) Consent of Jones, Day, Reavis & Pogue, counsel to the Registrant (included in the Opinion filed herewith as Exhibit 5 to this Registration Statement).

        24      Power of Attorney.





                              Page 3 of 14 Pages

Item 9. Undertakings
        ------------

        (A)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

        (C) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                              Page 4 of 14 Pages

                                  SIGNATURES


        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 31, 1995.

                                     THE LAMSON & SESSIONS CO.



                                By:  /s/ James J. Abel
                                     -----------------------------------------
                                     James J. Abel, Executive Vice President,
                                     Secretary, Treasurer and Chief Financial
                                     Officer





                              Page 5 of 14 Pages

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                Signature                                 Title                                   Date
                ---------                                 -----                                   ----
   /s/ John B. Schulze                    Chairman of the Board, President and              August 31, 1995
  ------------------------------------    Chief Executive Officer (Principal
  John B. Schulze                         Executive Officer);

   /s/ James J. Abel                      Executive Vice President, Secretary,              August 31, 1995
  ------------------------------------    Treasurer and Chief Financial Officer
  James J. Abel                           (Principal Financial Officer and
                                          Principal Accounting Officer)

   /s/ Frances H. Beam, Jr. *             Director                                          August 31, 1995
  ---------------------------
  Frances H. Beam, Jr.

   /s/ Leigh Carter *                     Director                                          August 31, 1995
  -------------------
  Leigh Carter

   /s/ Martin J. Cleary *                 Director                                          August 31, 1995
  -----------------------
  Martin J. Cleary

   /s/ John C. Dannemiller *              Director                                          August 31, 1995
  --------------------------
  John C. Dannemiller

   /s/ George R. Hill *                   Director                                          August 31, 1995
  ---------------------
  George R. Hill

   /s/ A. Malachi Mixon, III *            Director                                          August 31, 1995
  ----------------------------
  A. Malachi Mixon, III

   /s/ Kevin O'Donnell *                  Director                                          August 31, 1995
  ----------------------
  Kevin O'Donnell
   /s/ D. Van Skilling *                  Director                                          August 31, 1995
  ----------------------
  D. Van Skilling



        * James J. Abel, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated Registrant and directors thereof
(constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and
Exchange Commission.



August 31, 1995                                                 By:    /s/ James J. Abel
                                                                       --------------------------------------------------------
                                                                       James J. Abel,   Executive Vice President, Secretary,
                                                                       Treasurer and Chief Financial Officer





                              Page 6 of 14 Pages

                                                           EXHIBIT INDEX
                                                           -------------

                                                                                                  Pagination by
                                                                                                    sequential
     Exhibit                                        Exhibit                                          numbering
     Number                                       Description                                         system
     ------                                       -----------                                         ------
      4       Nonemployee Directors Stock Option Plan.                                                  8

      5       Opinion and Consent of Jones, Day, Reavis & Pogue.                                        12

    23(a)     Consent of Ernst & Young LLP, Independent Auditors.                                       13

    23(b)     Consent of Jones, Day, Reavis & Pogue, counsel to the Registrant, (included in            12
              the Opinion filed herewith as Exhibit 5 to this Registration Statement).

     24       Power of Attorney.                                                                        14





                              Page 7 of 14 Pages